COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT (the «Compensation Agreement»), is made effective on this December 1, 2020 (the «Effective Date»), by and between SKY CENTURY INVESTMENT, INC., a Nevada corporation (the «Company»), and Nataliia Petranetska, an individual («Director»).

WHEREAS, the Director is employed by the Company on this positions of President, Treasurer and Director and is a valuable employee of the Company. The Company and the Director have agreed to make provision for certain aspects of their relationship. This  Agreement  does  not  replace  the Employment  Agreement  (the

«Employment Agreement»), entered by and between the Company and the Director on July 30, 2020 but is a temporary supplement to it.

IN CONSIDERATION OF and as a condition of the parties entering into this Compensation Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Compensation Agreement agree as follows:

1.The Director’s compensation will be payable once per month while this Compensation Agreement is in force.

2.The term of this Compensation Agreement shall commence from the Effective Date until December 1, 2021 and thereafter on a yearly basis, unless otherwise terminated by either party on thirty (30) days prior written notice.

3.On the termination or expiry of this Compensation Agreement, the Director’s compensation will be set according to the Director’s policies and procedures.

COMPENSATION

4.Salary

As compensation for the performance of the Director’s services hereunder, during the Employment Period, the Company shall pay to the Executive a salary at an annual rate of $5,000 per month (the “Base Salary”) payable in accordance with the Company’s standard payroll policies. The Base Salary will be reviewed annually and may be adjusted upward (but not downward) by the Board (the “Board”) in its discretion.

5.Paid Time Off.

During each calendar year of the Employment Period, the Director shall be entitled to twenty-eight (28) days of paid time off to be accrued, taken and carried over to subsequent years in accordance with the terms and conditions of the Company’s policy for its senior executives as in effect from time to time.

6.Bonus.

The Company may, but shall not be required to pay the Director an annual performance bonus. The amount of any annual performance bonus to be paid to the Director shall be determined at the absolute discretion of the Board of Directors.

Miscellaneous Terms

7.The Company and the Director acknowledge that this Compensation Agreement is reasonable, valid and enforceable. However, if a court of competent jurisdiction finds any of the provisions of this Compensation Agreement to be too broad to be enforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable.

8.In the event that any of the provisions of this Compensation Agreement will be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions will continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Compensation Agreement and the remaining provisions had been executed by both parties subsequent to the removal of the invalid provision.

9.All negotiations and understandings have been included in this Compensation Agreement. Statements or representations which may have been made by any party to this Compensation Agreement in the negotiations stages of this Compensation Agreement may in some way be inconsistent with this final agreement. All such statements are enforceable. Only the written terms of this Compensation Agreement will bind the parties.

10.Any amendment or modification of this Compensation Agreement or additional obligation assumed by either party in connection with this Compensation Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Date: December 1, 2020

SKY CENTURY INVESTMENT, INC. («Company»)

By: /s/ Khamijon Alimzhanov

Title: Director and President

President, Treasurer and Director

Signature: /s/ Nataliia Petranetska

Name: Nataliia Petranetska